UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 9, 2007
FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26689 (Commission File Number)	77-0431154 (IRS Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 207-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 14, 2007, Foundry Networks, Inc., a Delaware corporation (“Foundry,” or the “Company”) received an Additional Staff Determination letter notifying the Company that its failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market under Marketplace Rule 4310(c)(14).
     As previously announced, the Company has received similar Nasdaq Staff Determination letters related to the Company’s failure to file its Quarterly Reports on Form 10-Q for the periods ended June 30, 2006 and September 30, 2006, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
     On May 9, 2007, the Company received a decision from the Nasdaq Listing and Hearing Review Council (the “Listing Council”) which, among other things, granted the Company an extension until June 8, 2007 to come into compliance with the continued listing requirements of the Nasdaq Global Market (the “Global Market”). Pursuant to the Listing Council’s decision, if Foundry does not come into compliance by the close of business on June 8, 2007, its securities will be suspended from trading on the Nasdaq Stock Market at the opening of business on June 12, 2007.
     In a May 9, 2007 cover letter from Nasdaq transmitting the Listing Council’s decision, Nasdaq informed Foundry that pursuant to Marketplace Rule 4809, the Board of Directors of the Nasdaq Stock Market LLC may call the Listing Council’s decision for review in connection with an upcoming Nasdaq Board meeting. The letter further stated that Foundry will be provided with written notice if the Listing Council’s decision represents the final action of the Nasdaq Stock Market LLC following that meeting.
     Foundry has decided to obtain preclearance from the Office of Chief Accountant of the Securities and Exchange Commission (the “OCA”) of certain accounting treatments relative to its restatement, before filing its restated historical financial statements. Although Foundry believes that its accounting treatment is the most appropriate, Foundry has submitted its restatement for pre-clearance based on its understanding that the SEC encourages registrants to do so when judgment is used in the selection of measurement dates. Foundry submitted its proposed restatement to the OCA on May 15, 2007. Although Foundry is working diligently and believes that it will be able to make the filings required for it to become current and satisfy Nasdaq continued listing criteria by the June 8, 2007 deadline, its ability to do so depends upon many factors, including factors outside its control. For example, the length of time required for OCA review, or for Foundry to respond to any OCA comments, could prevent Foundry from coming into compliance with all of the Nasdaq Global Market continued listing standards by June 8, 2007 and could result in Foundry’s securities being delisted from trading on The Nasdaq Stock Market.
     The Company issued a press release on May 16, 2007 concerning this determination, a copy of which is attached to this report as exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits.

Exhibit No.	Description
99.1	Press Release of Foundry Networks, Inc. dated May 16, 2007, entitled “Foundry Networks Receives Additional Staff Determination Letter and Decision of Nasdaq Listing and Hearing Review Council.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007	FOUNDRY NETWORKS, INC.
	By:	/s/ Daniel W. Fairfax
Daniel W. Fairfax
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Foundry Networks, Inc. dated May 16, 2007, entitled “Foundry Networks Receives Additional Staff Determination Letter and Decision of Nasdaq Listing and Hearing Review Council.”